Execution Version

SHARE EXCHANGE AGREEMENT and PLAN of REORGANIZATION

by and among

Farmhouse Inc., a Nevada Corporation

Thrown, LLC, a Delaware limited liability company

and

THE MEMBERS OF

Thrown, LLC

NAMED HEREIN

Dated as of September 10, 2024

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of September 10, 2024, is by and among Farmhouse Inc., a Nevada Corporation (“FMHS”), Thrown, LLC, a Delaware limited liability company (“Thrown”), and the Members of Thrown set forth in on the signature page hereof (the “Members”).  Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively, as the “Parties.”  Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in Annex A hereto.

BACKGROUND

AFMHS and Thrown have entered into a Memorandum of Understanding, effective as of May 17, 2024 (the “MOU”).

B.Thrown, Nappy Boy Dranks, LLC, a Delaware limited liability company (“Nappy Boy”), and GSB Holdings, LLC, a Nevada limited liability company (“GSB” and, collectively with Thrown, Nappy Boy, the “Thrown Parties”) have entered into certain material licenses and agreements, including without limitation: (i) the limited liability company agreement of Thrown, LLC dated April 19, 2024 by and among the Thrown Parties (the “Thrown JV Agreement”) and (ii) the Thrown Brand License Agreement dated April 19, 2024 by and between Nappy Boy and Thrown (collectively with the Thrown JV Agreement, the “Thrown Agreements”).

C.FMHS is subject to the reporting requirements of the Exchange Act and FMHS’s common shares are quoted for public trading on the OTC Markets OTCQB Market (the “OTC”).

D.As of the date of this Agreement, FMHS is authorized to issue two classes of shares, one class designated as common stock, the total number of shares of which FMHS is authorized to issue being two hundred ninety-five million (295,000,000). The other class of shares is designated as preferred stock, the total number of shares of which FMHS is authorized to being five million (5,000,000). As of the date of this Agreement, FMHS has approximately seventeen million three hundred twenty-five thousand nine hundred fifty (17,325,950) shares of common stock issued and outstanding, and no shares of Preferred Stock are issued and outstanding, each of which are subject to adjustment prior to consummation of the transactions contemplated hereby as a result of conversion of outstanding convertible securities.

E. As of the date of this Agreement, Nappy Boy owns fifty-one percent (51%) and GSB owns forty-nine percent (49%) of the membership interests of Thrown (the “Membership Units”).

F.Subject to Section 1.2 hereof, the Members have agreed to exchange all of their Membership Units, or the right to receive such Membership Units, for an aggregate of approximately five million, one hundred thirty thousand (5,130,000) newly issued shares of the Common Stock, $0.001 par value, of FMHS (the “FMHS Stock”), as set forth on Exhibit A hereto, each of which are subject to adjustment prior to consummation of the transactions contemplated hereby as a result of the additional issuance of FMHS common stock, in a transaction which qualifies as a reorganization and tax free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended2.  In the aggregate, the shares of FMHS Stock issuable to the Members will be approximately twenty-three percent (25%) of the total issued and outstanding shares of common stock of FMHS as of and immediately after the Closing.

2 FMHS has previously issued to the Members an aggregate of 187,500 share of FMHS common stock as of July 6, 2024 – such shares shall be deemed included in the term “FMHS Stock” herein.

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G. The Board of Directors of FMHS (“FMHS Board”) and the Members of Thrown have determined that it is in the best interests of all of the Parties to effect this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

Exchange of Equity

1.1.Exchange Membership Units for FMHS Stock.  At the Closing, the Members shall sell, transfer, convey, assign and deliver to FMHS their Membership Units free and clear of all Liens and other encumbrances in exchange for the FMHS Stock and FMHS shall issue the Members the FMHS Stock as set forth on Exhibit A hereto (such exchange of Membership Units for FMHS Stock, the “Equity Exchange”).

1.2.Closing.  The closing (the “Closing”) of the Equity Exchange and the related transactions contemplated hereby (collectively, the “Transactions”) shall take place remotely via the exchange of documents and signatures, on the date of this Agreement commencing at or before 5:00 PM PDT on the business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the Transactions (including those set forth in Article V and Section 5.1(a) of this Agreement, and other than conditions with respect to actions that the respective parties will take at Closing) or such other date and time as the Parties may mutually determine (the “Closing Date”).

ARTICLE II

Representations and Warranties of the Members

Except as set forth in the corresponding sections of the disclosure schedule of Members delivered to FMHS concurrently with the execution and delivery of this Agreement (the “Member Disclosure Schedule”), the Members hereby makes the following representations and warranties to FMHS as of the date hereof and as of the Closing Date, provided, however, that any information disclosed under any section number of the Member Disclosure Schedule shall be deemed disclosed and incorporated into any other sections, schedules or exhibits under the Agreement where such disclosure would reasonably appear to be an appropriate disclosure thereunder, whether or not repeated under such section number:

2.1.Good Title.  Each Member is the record and beneficial owner, and has good title to its Membership Units, with the right and authority to sell and deliver such Membership Units.  Upon registering of FMHS as the new owner of such Membership Units in the appropriate records/register of Thrown, FMHS will receive good title to such Membership Units, free and clear of all Liens.

2.2.Power and Authority.  Each Member has the legal power, capacity and authority to execute and deliver this Agreement and each transaction document to be delivered by it hereunder and to perform its obligations hereunder and thereunder, and to consummate the Transactions.  All acts required to be taken by each Member to enter into this Agreement, to deliver each transaction document to which it is a party and to carry out the Transactions have been properly taken. This Agreement constitutes a legal, valid and binding obligation of the Member, enforceable against the Member in accordance with the terms hereof,

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except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally.

2.3.No Conflicts.  The execution and delivery of this Agreement by each Member and the performance by the Member of its obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or Governmental Entity under any Laws; (b) will not violate any Laws applicable to the Member; and (c) will not violate or breach any contractual obligation to which the Member is a party.

2.4.Litigation.  There is no pending proceeding against any Member that involves the Membership Units or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the Transactions and, to the knowledge of the Member, no such proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such proceeding.

2.5.No Finder’s Fee.  No Member has created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Transactions.

2.6.Purchase Entirely for Own Account.  The FMHS Stock proposed to be acquired by each Member hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and the Member has no present intention of selling or otherwise distributing the FMHS Stock, except in compliance with applicable securities laws.

2.7.Available Information.  Each Member has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in FMHS. Each Member hereby acknowledges that it has had the opportunity review all publicly available information concerning FMHS, including, but not limited to all filings made by FMHS to the SEC pursuant to the Exchange Act

2.8.Non-Registration.  Each Member understands that the FMHS Stock has not been registered under the Securities Act and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Member’s representations as expressed herein.  The non-registration shall have no prejudice with respect to any rights, interests, benefits and entitlements attached to the FMHS Stock in accordance with FMHS’s charter documents or the laws of its jurisdiction of incorporation.

2.9.Restricted Securities.  Each Member understands that the shares of FMHS Stock are characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Member pursuant hereto, the FMHS Stock would be acquired in a transaction not involving a public offering. The issuance of the FMHS Stock hereunder has not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the FMHS Stock is being effected in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering. Each Member further acknowledges that if the FMHS Stock is issued to the Member in accordance with the provisions of this Agreement, such FMHS Stock may not be resold without registration under the Securities Act or the existence of an exemption therefrom.  Each Member represents that it is familiar with Rule 144 promulgated under the

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Securities Act (“Rule 144”), as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

2.10. Accredited Investor.  Each Member is an “Accredited Investor” within the meaning of Rule 501 under the Securities Act.

2.11.Legends.  Each Member hereby understands and acquiesces that the FMHS Stock will bear the following legend or one substantially similar to the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT:

(1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

2.12.Additional Legend; Consent. Additionally, the FMHS Stock will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended. The Member consents to FMHS making a notation on its records or giving instructions to any transfer agent of FMHS Stock in order to implement the restrictions on transfer of the FMHS Stock.

2.13.Removal of Legend. If the certificates representing any FMHS Stock are issued with a Legend in accordance with the terms of this Agreement, the Legend shall be removed and FMHS shall issue a certificate without such Legend to the holder of any FMHS Stock upon which it is stamped, and a certificate for a security shall be originally issued without the Legend, if (a) the sale of such FMHS Stock is registered under the Securities Act, or (b) such holder provides FMHS with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions (the reasonable cost of which shall be borne by the Members), to the effect that a public sale or transfer of such FMHS may be made without registration under the Securities Act, or (c) such holder provides FMHS with reasonable assurances that such FMHS Stock can be sold pursuant to Rule 144. Each Member agrees to sell all FMHS Stock, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, pursuant to an effective registration statement and to deliver a

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prospectus in connection with such sale or in compliance with an exemption from the registration requirements of the Securities Act.

2.14.Thrown Representations and Warranties.  Each Member hereby also represents and warrants that the Thrown representations and warranties set forth in Article III below are true and correct.

ARTICLE III

Representations and Warranties of Thrown

Except as set forth in the corresponding sections of the disclosure schedule of Thrown delivered to FMHS concurrently with the execution and delivery of this Agreement (the “Thrown Disclosure Schedule”), Thrown hereby makes the following representations and warranties to FMHS as of the date hereof and as of the Closing Date, provided, however, that any information disclosed under any section number of the Thrown Disclosure Schedule shall be deemed disclosed and incorporated into any other sections, schedules or exhibits under the Agreement where such disclosure would reasonably appear to be an appropriate disclosure thereunder, whether or not repeated under such section number.

3.1.Organization, Standing and Power.  Thrown is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on Thrown, a material adverse effect on the ability of Thrown to perform its obligations under this Agreement or on the ability of Thrown to consummate the Transactions (a “Thrown Material Adverse Effect”).  Thrown and each of its subsidiaries is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary except where the failure to so qualify would not reasonably be expected to have a Thrown Material Adverse Effect.  Thrown has delivered to FMHS true and complete copies of the Thrown Agreements.

3.2.Subsidiaries; Equity Interests.  Thrown does not as of the date of this Agreement own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

3.3.Capital Structure.  The authorized membership interests of Thrown are set forth on Section 3.3 to the Thrown Disclosure Schedule.  All Thrown Membership Units are owned beneficially and of record as set forth opposite each Member’s name on Section 3.3 to the Thrown Disclosure Schedule. No other voting securities of Thrown are issued or reserved for issuance or outstanding. Thrown has no subsidiaries.  All outstanding Membership Units of Thrown are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the law of Delaware, the Thrown Agreements or any contract to which Thrown is a party or otherwise bound.  There are not any bonds, debentures, notes or other indebtedness of Thrown having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Thrown’s Membership Units may vote (“Voting Thrown Debt”). As of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” equity rights, , incentive equity

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units, commitments, contracts, arrangements or undertakings of any kind to which Thrown is a party or by which any of them is bound: (a) obligating Thrown to issue, deliver or sell, or cause to be issued, delivered or sold, additional equity interests in, or any security convertible or exercisable for or exchangeable into any  equity interest in, Thrown or any Voting Thrown Debt, (b) obligating Thrown to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (c) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to Members of Thrown. As of the date of this Agreement, there are not any outstanding contractual obligations of Thrown to repurchase, redeem or otherwise acquire any Membership Units of Thrown.

3.4.Authority; Execution and Delivery; Enforceability.  Thrown has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions.  The execution and delivery by Thrown of this Agreement and the consummation by Thrown of the Transactions have been duly authorized and approved by the Members of Thrown and no other corporate proceedings on the part of Thrown are necessary to authorize this Agreement and the Transactions.  When executed and delivered, this Agreement will be enforceable against Thrown in accordance with its terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally.

3.5.No Conflicts; Consents.  The execution and delivery by Thrown of this Agreement does not, and the consummation of the Transactions and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Thrown under, any provision of (i) the Articles of Organization, the Thrown Operating Agreement, (ii) any Thrown Material Contract, as such term is defined herein, to which Thrown is a party or by which any of their respective properties or assets is bound or (iii) any material judgment, order or decree or material Law applicable to Thrown or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Thrown Material Adverse Effect.

3.6.Compliance with Applicable Laws.  Except for any required filings under applicable “Blue Sky” or state securities commissions, no consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to Thrown in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions.  Thrown and each of its subsidiaries have conducted their business and operations in compliance with all applicable Laws, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Thrown Material Adverse Effect.

3.7.Financial Statements.  Attached hereto as Section  3.7 to the Thrown Disclosure Schedule, and incorporated herein by this reference, is the unaudited internally prepared balance sheet of Thrown as of July 31, 2024 (the “Thrown Financial Statements”). The foregoing Thrown Financial Statements have been prepared from the books and records of Thrown on a consistent basis throughout the period indicated. Because Thrown is a newly formed entity without a prior year operating history, there are no comparable statements for any prior period. The Members of Thrown believe the Thrown Financial Statements to be accurate in all material respects except as stated in Section  3.7 to the Thrown Disclosure Schedule. Except for the License Payments set forth in Section 6.3 of the Thrown Disclosure Schedule, Thrown has no material liabilities or obligations, contingent or otherwise, other than (a) liabilities incurred in the ordinary

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course of business subsequent to December 31, 2023, and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Thrown Financial Statements, which, in both cases, individually and in the aggregate, would not be reasonably expected to result in a Thrown Material Adverse Effect.

3.8.Litigation and Taxes. Except as set forth in Section 3.8 to the Thrown Disclosure Schedule, there is no Proceeding pending, or to Thrown’s knowledge, threatened, against Thrown or their respective officers, managers, members or shareholders, or against or affecting any of their respective assets. In addition, there are no outstanding judgments, orders, writs, decrees or other similar matters or items against or affecting Thrown, its business or assets. Thrown has not received any material complaint from any Customer, supplier, vendor or employee. Thrown has duly filed all applicable foreign and U.S. income or other tax returns and has paid all foreign and U.S. income or other taxes when due. There is no Proceeding, controversy or objection pending or threatened in respect of any tax returns of Thrown.

3.9.Absence of Certain Changes. Since April 19, 2024, none of the following have occurred:

(a)There has been no event or circumstance of any nature whatsoever that has resulted in, or could reasonably be expected to result in, a Thrown Material Adverse Effect; or

(b)Any transaction, event, action, development, payment, or any other matter of any nature whatsoever entered into by Thrown other than in the ordinary course of business.

3.9Event of Default. No event of default has occurred and is continuing, and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an event of default under this Agreement, and Thrown is not in default (without regard to grace or cure periods) under any contract or agreement to which it is a party or by which any of their respective assets are bound.

3.10.ERISA Obligations. To the knowledge of Thrown, Thrown has not or has ever had any Employee Plans subject to ERISA, and FMHS has no obligations or liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets.

3.11.Adverse Circumstances. To the knowledge of Thrown, no condition, circumstance, event, agreement, document, instrument, restriction, litigation or Proceeding (or threatened litigation or Proceeding or basis therefor) exists which: (i) could adversely affect the ability of FMHS to perform its obligations under the Agreement; (ii) would constitute a default under the Agreement; (iii) would constitute such a default with the giving of notice or lapse of time or both; or (iv) would constitute or give rise to a Material Adverse Effect.

3.12Liabilities and Indebtedness of Thrown. Thrown has no indebtednessor any liabilities or obligations of any nature whatsoever, except: (i) as disclosed in the Thrown Financial Statements; or (ii) liabilities and obligations incurred in its ordinary course of business since the date of the last Thrown Financial Statements which do not or would not, individually or in the aggregate, exceed Ten Thousand Dollars (USD$10,000) or otherwise have a Material Adverse Effect.

3.13.Title to Properties.  Thrown does not own any real property.  Thrown has sufficient title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses, except

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to the extent the failure of having such sufficient title or valid leasehold interest, would not reasonably be expected to have a Material Adverse Effect.  All such assets and properties, other than assets and properties in which Thrown has leasehold interests, are free and clear of all Liens except for Liens that, in the aggregate, do not and will not materially interfere with the ability of Thrown to conduct business as currently conducted.

3.14.Material Contracts. An accurate, current and complete each contract, instrument or other agreement to which Thrown is a party or by which it is bound which is material to the business of Thrown, taken as a whole, including without limitation, the Thrown Agreements (each, a “Thrown Material Contract”) has been furnished to FMHS, and each of the Thrown Material Contracts constitutes the entire agreement of the respective parties thereto relating to the subject matter thereof. Except for those provided to FMHS prior to the Closing Date, there are no outstanding offers, bids, proposals or quotations made by Thrown which, if accepted, would create a Material Contract with Thrown. Each of the Thrown Material Contracts is in full force and effect and is a valid and binding obligation of the parties thereto in accordance with the terms and conditions thereof. To the knowledge of Thrown and its managers, all obligations required to be performed under the terms of each of the Thrown Material Contracts by any party thereto have been fully performed by all parties thereto, and no party to any Thrown Material Contracts is in default with respect to any term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration or modification of any obligation of any party thereto or the creation of any lien, claim, charge or other encumbrance upon any of the assets or properties of Thrown. Further, Thrown has not received any notice, nor does Thrown have any knowledge, of any pending or contemplated termination of any of the Thrown Material Contracts and, no such termination is proposed or has been threatened, whether in writing or orally.

3.15Title to Assets. Thrown has good and marketable title to, or a valid leasehold interest in, all of its assets and properties which are material to its business and operations as presently conducted, free and clear of all liens, claims, charges or other encumbrances or restrictions on the transfer or use of same. Except as would not have a Thrown Material Adverse Effect, the assets and properties of Thrown are in good operating condition and repair, ordinary wear and tear excepted, and are free of any latent or patent defects which might impair their usefulness, and are suitable for the purposes for which they are currently used and for the purposes for which they are proposed to be used.

3.16Intellectual Property. Thrown owns or possesses adequate and legally enforceable rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and all other intellectual property rights necessary to conduct its business as now conducted. Thrown has no knowledge of any infringement by Thrown of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other intellectual property rights of others, and, to the knowledge of Thrown, there is no claim, demand or Proceeding, or other demand of any nature being made or brought against, or to Thrown’s knowledge, being threatened against, Thrown regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other intellectual property infringement; and Thrown is not aware of any facts or circumstances which might give rise to any of the foregoing.  Without limiting the foregoing, Section 3.16 of the Thrown Disclosure Schedule contains a correct and complete list of all licensed Thrown intellectual property.

3.17Labor and Employment Matters.  Thrown is not involved in any labor dispute or, to the knowledge of Thrown, is any such dispute threatened. To the knowledge of Thrown and its officers, none

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of the employees of Thrown is a member of a union and Thrown believes that its relations with its employees are good. To the knowledge of Thrown and its officers, Thrown has complied in all material respects with all laws, rules, ordinances and regulations relating to employment matters, civil rights and equal employment opportunities.

3.18Insurance. As soon as practicable following: (i) the Closing ,and (ii)the closing of the Financing and capital contribution to Thrown described in Section 5.3(a), Thrown will make commercially reasonable efforts to obtain  valid, outstanding and enforceable policies of insurance issued to it by reputable insurers of recognized financial responsibility, covering its business against losses and risks normally insured against by other corporations or entities in the same or similar lines of businesses as Thrown is engaged and in coverage amounts which are prudent and typically and reasonably carried by such other corporations or entities (the “Insurance Policies”). Thrown will make commercially reasonable efforts to maintain such Insurance Policies in full force and effect, and pay, or cause to be paid, all premiums due thereon.

3.19Permits. Thrown possesses all Permits necessary to conduct its business, the lack of which could reasonably be expected to have a Material Adverse Effect. Thrown has not received any notice of, or is otherwise involved in, any Proceedings relating to the revocation or modification of any such Permits. All such Permits are valid and in full force and effect and Thrown is in full compliance with the respective requirements of all such Permits.

3.20Bank Accounts. Section 3.20 to the Thrown Disclosure Schedule sets forth, with respect to each account of Thrown with any bank, broker, merchant processor, or other depository institution: (i) the name and account number of such account; (ii) the name and address of the institution where such account is held; (iii) the name of any Person(s) holding a power of attorney with respect to such account, if any; and (iv) the names of all authorized signatories and other Persons authorized to withdraw funds from each such account.

3.21Illegal Payments. Thrown, nor any director, officer, member, manager, agent, employee or other Person acting on behalf of Thrown has, in the course of his actions for, or on behalf of, Thrown: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar foreign law or regulation; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.22Related Party Transactions. Except for: (i) transactions disclosed in Section 3.22 of the Thrown Disclosure Schedules, which transactions are upon terms no less favorable than the applicable Thrown could obtain from third parties; and (ii) arm’s length transactions pursuant to which Thrown makes payments in the ordinary course of business upon terms no less favorable than Thrown could obtain from third parties, none of the officers, directors, managers, or employees of Thrown, nor any stockholders, members or partners who own, legally or beneficially, five percent (5%) or more of the ownership interests of Thrown (each a “Material Member”), is presently a party to any transaction with Thrown (other than for services as employees, officers and directors), including any contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director or such employee or Material Member or, to the best knowledge of Thrown, any other Person in which any officer, director, or any such employee or Material Member has

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a substantial or material interest in or of which any officer, director or employee of Thrown or Material Member is an officer, director, trustee or partner. There are no claims, demands, disputes or Proceedings of any nature or kind between Thrown and any officer, director or employee of Thrown or any Material Member, or between any of them, relating to Thrown.

3.23Internal Accounting Controls. Thrown maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.24.Brokers.  No broker, investment banker or other person is entitled to any broker’s, finder’s, or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Thrown.

3.25.No Additional Agreements.  Thrown does not have any agreement or understanding with the Members with respect to the Transactions other than as specified in this Agreement.

ARTICLE IV

Representations and Warranties of FMHS

Except as set forth in the corresponding sections of the disclosure schedule of FMHS delivered to Thrown and the Members concurrently with the execution and delivery of this Agreement (the “FMHS Disclosure Schedule”), FMHS hereby makes the following representations and warranties to Thrown and the Members as of the date hereof and as of the Closing Date, provided, however, that any information disclosed under any section number of the FMHS Disclosure Schedule shall be deemed disclosed and incorporated into any other sections, schedules or exhibits under the Agreement where such disclosure would reasonably appear to be an appropriate disclosure thereunder, whether or not repeated under such section number.

4.1 Subsidiaries. FMHS owns, directly or indirectly, no outstanding voting securities of or other interests in, or has any Control over, any other Person.

4.2FMHS Organization and Name.  FMHS is a corporation, duly organized, validly existing and in good standing under the laws of Nevada, its jurisdiction of organization, and has the full power and authority and all necessary licenses, permits and other required authorization to: (i) enter into and execute this Agreement and to perform all of its obligations hereunder; and (ii) own and operate its assets and properties and to conduct and carry on its business as and to the extent now conducted. FMHS is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the ownership or use and operation of its assets or properties requires such qualification. The exact legal name of FMHS is as set forth in the first paragraph of this Agreement, and FMHS currently does not conduct, nor has FMHS, during the last five (5) years conducted, business under any other name or trade name.

4.3Authorization; Validity. FMHS has full right, power and authority to enter into this Agreement, as provided herein and to perform all of its duties and obligations under this Agreement and

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this Agreement and no other action or consent on the part of FMHS, the FMHS Board, stockholders, or any other Person is necessary or required by FMHS to execute this Agreement, consummate the Transactions contemplated herein and perform all of its obligations hereunder. The execution and delivery of this Agreement will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the FMHS Charter and FMHS Bylaws, or other governing documents. All necessary and appropriate corporate action has been taken on the part of FMHS to authorize the execution and delivery of this Agreement. This Agreement is a valid and binding agreement and contract of FMHS, enforceable against FMHS in accordance with its respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies. FMHS knows of no reason why any it cannot perform any of its Obligations under this Agreement or any related agreements.

4.4.Capital Structure. The authorized capital stock of FMHS is as set forth in the SEC Documents (as defined below), which also specifies, for FMHS, the total number of authorized shares of capital stock, and of such authorized shares, the number which are designated as Common Stock and the number designated as preferred stock. The SEC Documents shall also specify, for FMHS, as of the date hereof, the number of shares of Common Stock issued and outstanding and the number of shares of preferred stock issued and outstanding. All of the outstanding shares of capital stock of FMHS are validly issued, fully paid and nonassessable, have been issued in compliance with all foreign, federal and state securities laws and none of such outstanding shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. As of the date of this Agreement, no shares of FMHS’s capital stock are subject to preemptive rights or any other similar rights or any Liens, claims or encumbrances suffered or permitted by FMHS. The Common Stock is currently quoted on the OTC Markets Group, Inc. OTCQB market (the “Principal Trading Market”) under the trading symbol “FMHS”.  FMHS has received no notice, either oral or written, with respect to continued eligibility of the Common Stock for quotation on the Principal Trading Market, and the Issuing FMHS has maintained all requirements on its part for the continuation of such quotation. Except as set forth in the SEC Documents and except for the securities to be issued pursuant to this Agreement, as of the date of this Agreement: (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of FMHS or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which FMHS or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the FMHS or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of FMHS, except as reflected in teh SEC Documents; (ii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other contracts or instruments evidencing indebtedness of FMHS or by which FMHS is or may become bound, except as reflected in teh SEC Documents; (iii) there are no outstanding registration statements with respect to FMHS or any of their respective securities, and there are no outstanding comment letters from the SEC, the Principal Trading Market, or any other Governmental Authority with respect to any securities of FMHS; (iv) there are no agreements or arrangements under which FMHS is obligated to register the sale of any of its securities under the Securities Act or any other law of any other Governmental Authority; (v) there are no financing statements filed with any Governmental Authority securing any obligations of FMHS or filed in connection with any assets or properties of FMHS; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein; and (vii) there are no outstanding securities or instruments of FMHS which contain any redemption or

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similar provisions, and there are no contracts or agreements by which such FMHS is or may become bound to redeem a security of such FMHS (except pursuant to this Agreement). FMHS has furnished to Thrown complete and correct copies of such (x) FMHS’s Certificate of Incorporation, as amended and as in effect on the date hereof and (y) such FMHS Bylaws, as in effect on the date hereof, and (z) any other governing or organizational documents, as applicable (the documents in clauses (x), (y), and (z), “FMHS Org Docs”) . Except for the documents delivered to Thrown in accordance with the immediately preceding sentence, there are no other shareholder agreements, voting agreements, operating agreements, or other contracts or agreements of any nature or kind that restrict, limit or in any manner impose obligations, restrictions or limitations on the governance of FMHS.

4.5No Conflicts; Consents and Approvals. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not: (i) constitute a violation of or conflict with the FMHS Org Docs; (ii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or gives to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any contract or agreement to which FMHS is a party or by which any of its or their assets or properties may be bound; (iii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, any order, writ, injunction, decree, or any other judgment of any nature whatsoever; (iv) constitute a violation of, or conflict with, any law, rule, ordinance or other regulation (including foreign and United States federal and state securities laws and the rules and regulations of any Principal Trading Market); or (v) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Lien, claim or encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, FMHS or any of their respective assets. FMHS is not in violation of the FMHS Org Docs, as applicable, and FMHS is not in default or breach (and no event has occurred which with notice or lapse of time or both could put FMHS in default or breach) under, and FMHS has not taken any action or failed to take any action that would give to any other Person any rights of termination, amendment, acceleration or cancellation of, any contract or agreement to which FMHS is a party or by which any property or assets of FMHS are bound or affected. No business of FMHS is being conducted, and shall not be conducted, in violation of any law, rule, ordinance or other regulation. Except as specifically contemplated by this Agreement, FMHS is not required to obtain any consent or approval of, from, or with any Governmental Authority, or any other Person, in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to issue the FMHS Stock in accordance with the terms hereof. All consents and approvals which FMHS is required to obtain pursuant to the immediately preceding sentence have been obtained or effected on or prior to the date hereof.

4.6Issuance of Securities. The shares of FMHS Stock are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable, and free from all Liens, claims, charges, taxes, or other encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable United States federal and state securities laws and the laws of any foreign jurisdiction applicable to the issuance thereof.  Assuming the accuracy of the Member’s representations under Article II 2 hereof, the issuance of the FMHS Stock will be exempt from: (i) the registration and prospectus delivery requirements of the Securities Act; (ii) the registration and/or qualification provisions of all applicable state and provincial securities and “blue sky” laws; and (iii) any similar registration or qualification requirements of any foreign jurisdiction or other Governmental Authority.

4.7Compliance with Laws. The nature and transaction of FMHS’s business and operations and the use of its properties and assets, do not and hereafter shall not, violate or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind or nature, including, without limitation, the

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provisions of the Fair Labor Standards Act or any zoning, land use, building, noise abatement, occupational health and safety or other laws, any Permit or any condition, grant, easement, covenant, condition or restriction, whether recorded or not, except to the extent such violation or conflict would not result in a has not had and would not reasonably be expected to have a material adverse effect on FMHS, a material adverse effect on the ability of FMHS to perform its obligations under this Agreement or on the ability of FMHS to consummate the Transactions (a “FMHS Material Adverse Effect”).  .

4.8Environmental Laws and Hazardous Substances. Except to the extent that any of the following would not have a FMHS Material Adverse Effect (including financial reserves, insurance policies and cure periods relating to compliance with applicable laws and Permits) and are used in such amounts as are customary in the ordinary course of business in compliance with all applicable environmental Laws, FMHS represents and warrants that, to its knowledge: (i) FMHS has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any hazardous materials, on or off any of the premises of FMHS (whether or not owned by FMHS) in any manner which at any time violates any environmental Law or any Permit, certificate, approval or similar authorization thereunder; (ii) the operations of FMHS comply in all material respects with all environmental Laws and all Permits certificates, approvals and similar authorizations thereunder; (iii) there has been no investigation, Proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other Person, nor is any pending or, to FMHS’s knowledge, threatened; and (iv) FMHS has no liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any hazardous materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any hazardous material.

4.9Investment Company.  FMHS is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.10SEC Documents; Financial Statements. The Common Stock of the FMHS is registered pursuant to Section 12 of the Exchange Act, the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC or any other Governmental Authority (all of the foregoing filed within the two (2) years preceding the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”). FMHS is current with its filing obligations under the Exchange Act and all SEC Documents have been filed on a timely basis or the FMHS has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. The FMHS represents and warrants that true and complete copies of the SEC Documents are available on the SEC’s website (www.sec.gov) at no charge to Thrown, and Thrown acknowledges that it may retrieve all SEC Documents from such website and Thrown’s access to such SEC Documents through such website shall constitute delivery of the SEC Documents to Thrown; provided, however, that if Thrown is unable to obtain any of such SEC Documents from such website at no charge, as result of such website not being available or any other reason beyond Thrown’s control, then upon request from Thrown, FMHS shall deliver to Thrown true and complete copies of such SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be

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amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof, which amendments or updates are also part of the SEC Documents). As of their respective dates, the consolidated financial statements of the FMHS included in the SEC Documents (the “Financial Statements”) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. All of the Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”, consistently applied, during the periods involved (except: (i) as may be otherwise indicated in such Financial Statements or the notes thereto; or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of FMHS as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). To the knowledge of FMHS and its officers, no other information provided by or on behalf of FMHS to GFBI which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

4.11Absence of Certain Changes. Since the date the last of the SEC Documents was filed with the SEC, none of the following have occurred:

(a)There has been no event or circumstance of any nature whatsoever that has resulted in, or could reasonably be expected to result in, a FMHS Material Adverse Effect; or

(b)Any transaction, event, action, development, payment, or any other matter of any nature whatsoever entered into by FMHS other than in the ordinary course of business.

4.12Litigation and Taxes. Except as set forth in teh SEC Documents, there is no Proceeding pending, or to FMHS’s knowledge, threatened, against FMHS or their respective officers, managers, members or shareholders, or against or affecting any of their respective assets. In addition, there are no outstanding judgments, orders, writs, decrees or other similar matters or items against or affecting FMHS, its business or assets. FMHS has not received any material complaint from any Customer, supplier, vendor or employee. FMHS has duly filed all applicable foreign and U.S. income or other tax returns and has paid all foreign and U.S. income or other taxes when due. There is no Proceeding, controversy or objection pending or threatened in respect of any tax returns of FMHS.

4.13Event of Default. No event of default has occurred and is continuing, and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an event of default under this Agreement, and FMHS is not in default (without regard to grace or cure periods) under any contract or agreement to which it is a party or by which any of their respective assets are bound.

4.14ERISA Obligations. To the knowledge of FMHS, FMHS has not or has ever had any Employee Plans subject to ERISA, and FMHS has no obligations or liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets.

4.15Adverse Circumstances. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or Proceeding (or threatened litigation or Proceeding or basis therefor) exists which: (i) could adversely affect the ability of FMHS to perform its obligations under the Agreement;

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(ii) would constitute a default under the Agreement; (iii) would constitute such a default with the giving of notice or lapse of time or both; or (iv) would constitute or give rise to a FMHS Material Adverse Effect.

4.16Liabilities and Indebtedness of FMHS. FMHS has no Funded Indebtedness or any liabilities or obligations of any nature whatsoever, except: (i) as disclosed in the Financial Statements; or (ii) liabilities and obligations incurred in its ordinary course of business since the date of the last Financial Statements filed by FMHS with the SEC which do not or would not, individually or in the aggregate, exceed Ten Thousand Dollars (USD$10,000) or otherwise have a FMHS Material Adverse Effect.

4.17Title to Properties.  FMHS does not own any real property.  FMHS has sufficient title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses, except to the extent the failure of having such sufficient title or valid leasehold interest, would not reasonably be expected to have a FMHS Material Adverse Effect.  All such assets and properties, other than assets and properties in which Thrown has leasehold interests, are free and clear of all Liens except for Liens that, in the aggregate, do not and will not materially interfere with the ability of FMHS to conduct business as currently conducted.

4.18Material Contracts. An accurate, current and complete each contract, instrument or other agreement to which FHMS is a party or by which it is bound which is material to the business of FHMS, taken as a whole (each, a “FHMS Material Contract”) has been furnished to Thrown and/or is readily available as part of the SEC Documents, and each of the FHMS Material Contracts constitutes the entire agreement of the respective parties thereto relating to the subject matter thereof. Except for those provided to Thrown prior to the Closing Date, there are no outstanding offers, bids, proposals or quotations made by FMHS which, if accepted, would create an FHMS Material Contract with such FMHS. Each of the FHMS Material Contracts is in full force and effect and is a valid and binding obligation of the parties thereto in accordance with the terms and conditions thereof. To the knowledge of FMHS and its officers, all obligations required to be performed under the terms of each of the FHMS Material Contracts by any party thereto have been fully performed by all parties thereto, and no party to any FHMS Material Contracts is in default with respect to any term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration or modification of any obligation of any party thereto or the creation of any lien, claim, charge or other encumbrance upon any of the assets or properties of FMHS. Further, FMHS has not received any notice, nor does FMHS have any knowledge, of any pending or contemplated termination of any of the FHMS Material Contracts and, no such termination is proposed or has been threatened, whether in writing or orally.

4.19Title to Assets. FMHS has good and marketable title to, or a valid leasehold interest in, all of its assets and properties which are material to its business and operations as presently conducted, free and clear of all liens, claims, charges or other encumbrances or restrictions on the transfer or use of same. Except as would not have a FMHS Material Adverse Effect, the assets and properties of FMHS are in good operating condition and repair, ordinary wear and tear excepted, and are free of any latent or patent defects which might impair their usefulness, and are suitable for the purposes for which they are currently used and for the purposes for which they are proposed to be used.

4.20Intellectual Property. FMHS owns or possesses adequate and legally enforceable rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and all other intellectual property rights necessary to conduct its business as now conducted. FMHS has no

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knowledge of any infringement by FMHS of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other intellectual property rights of others, and, to the knowledge of FMHS, there is no claim, demand or Proceeding, or other demand of any nature being made or brought against, or to FMHSs’ knowledge, being threatened against, FMHS regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other intellectual property infringement; and FMHS is not aware of any facts or circumstances which might give rise to any of the foregoing.

4.21Labor and Employment Matters. FMHS is not involved in any labor dispute or, to the knowledge of FMHS, is any such dispute threatened. To the knowledge of FMHS and its officers, none of the employees of FMHS is a member of a union and FMHS believes that its relations with its employees are good. To the knowledge of FMHS and its officers, FMHS has complied in all material respects with all laws, rules, ordinances and regulations relating to employment matters, civil rights and equal employment opportunities.

4.22Insurance. FMHS has no ;insurance policies.

4.23Permits. FMHS possesses all Permits necessary to conduct its business, and FMHS has not received any notice of, or is otherwise involved in, any Proceedings relating to the revocation or modification of any such Permits. All such Permits are valid and in full force and effect and FMHS is in full compliance with the respective requirements of all such Permits.

4.24Bank Accounts. Section 4.24 to the FMHS Disclosure Schedule sets forth, with respect to each account of FMHS with any bank, broker, merchant processor, or other depository institution: (i) the name and account number of such account; (ii) the name and address of the institution where such account is held; (iii) the name of any Person(s) holding a power of attorney with respect to such account, if any; and (iv) the names of all authorized signatories and other Persons authorized to withdraw funds from each such account.

4.25Illegal Payments. FMHS, nor any director, officer, member, manager, agent, employee or other Person acting on behalf of FMHS has, in the course of his actions for, or on behalf of, FMHS: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar foreign law or regulation; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.26Related Party Transactions. Except for: (i) transactions disclosed in the Financial Statements, which transactions are upon terms no less favorable than the applicable FMHS could obtain from third parties; and (ii) arm’s length transactions pursuant to which FMHS makes payments in the ordinary course of business upon terms no less favorable than FMHS could obtain from third parties, none of the officers, directors, managers, or employees of FMHS, nor any stockholders, members or partners who own, legally or beneficially, five percent (5%) or more of the ownership interests of FMHS (each a “FMHS Material Member”), is presently a party to any transaction with FMHS (other than for services as employees, officers and directors), including any contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from,

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any officer, director or such employee or FMHS Material Member or, to the best knowledge of FMHS, any other Person in which any officer, director, or any such employee or FMHS Material Member has a substantial or material interest in or of which any officer, director or employee of FMHS or FMHS Material Member is an officer, director, trustee or partner. There are no claims, demands, disputes or Proceedings of any nature or kind between FMHS and any officer, director or employee of FMHS or any FMHS Material Member, or between any of them, relating to FMHS.

4.27Internal Accounting Controls. FMHS maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.28Brokerage Fees.  There is no Person acting on behalf of FMHS who is entitled to or has any claim for any brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

4.29No General Solicitation. FMHS, nor any of their respective Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or issuance of the FMHS Stock or any shares issuable upon conversion of the Revolving Note.

4.30Private Placement. Assuming the accuracy of the representations and warranties set forth in Article 2 above, no registration under the Securities Act or the laws, rules or regulations of any other Governmental Authority is required for the issuance of the FMHS Stock.

4.31Complete Information. This Agreement and all financial statements, exhibits, schedules, certificates, confirmations, agreements, contracts, and other materials submitted to Thrown in connection with or in furtherance of this Agreement by or on behalf of FMHS fully and fairly states the matters with which they purport to deal, and do not misstate any material fact nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading.

ARTICLE V

Conditions to Closing

5.1.FMHS Conditions Precedent.  The obligations of the Members and Thrown to enter into and complete the Closing are subject, at the option of the Member and Thrown, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by Thrown and the Members in writing.

(a)Funding Requirements.  FMHS shall have entered into a financing agreement with an investor or investors satisfactory to the Members pursuant to the terms of which FMHS shall receive a bona fide commitment for a financing of not less than USD$5,000,000 and up to USD$10,000,000.00 on terms reasonably satisfactory to Thrown (the “Financing”).  As soon as practicable following the closing of such Financing, FMHS shall allocate and pay approximately

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eighty percent (80%) of the cash proceeds of the Financing to Thrown for general working capital purposes.

(b)Representations and Covenants. The representations and warranties of FMHS contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.  FMHS shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by FMHS on or prior to the Closing Date.

(c)Litigation.  No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of Thrown or the Members, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of FMHS.

(d)Consents.  All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by FMHS for the authorization, execution and delivery of this Agreement and the consummation by it of the Transactions shall have been obtained and made by FMHS, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a FMHS Material Adverse Effect.

(e)Satisfactory Completion of Due Diligence.  Thrown and the Members shall have completed their legal, accounting and business due diligence of FMHS and the results thereof shall be satisfactory to Thrown and the Member in their sole and absolute discretion.

(f)Issuance of Shares. At the Closing, FMHS shall deliver to the Members a certificate representing the new shares of FMHS Stock issued to such Member.

(g)Delivery of Documents. At the closing FMHS shall deliver to the Members and Thrown such other documents as Thrown may reasonably request for the purpose of facilitating the consummation of the Transactions.

(h)FMHS Management.  The FMHS Board shall have appointed two additional directors of FMHS as follows, effective at the Closing Date, and FMHS shall have received letters from FMHS's current officers and directors to be effective upon the Closing Date and confirming that they have no claim against FMSH in respect of any outstanding remuneration or fees of whatever nature:

NameTitle

Evan HorowitzChairman and CEO

Michael LandauDirector

Leslie KatzDirector

Thrown NomineeDirector

FMHS Nominee Director

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(i)Thrown Management.  The FMHS Board shall have designated a committee of the FMHS Board consisting of Faheem Najm, Jason Tucker, and Melissa Tucker (such committee, the “Thrown Management Committee”) to exercise the powers of the FMHS Board solely in the management  of the business and affairs of Thrown as a subsidiary of FMHS. In addition to the foregoing, the management of Thrown at Closing shall be as follows, and Thrown shall have received letters from Thrown's current mangers, and officers to be effective upon the Closing Date and confirming that they have no claim against Thrown in respect of any outstanding remuneration or fees of whatever nature:

Name	Title
Thrown Management Committee	Managing Member (by delegation of FMHS per the Management Agreement)
Faheem Najm	CEO
Jason Tucker	President
Melissa Tucker	COO

(j)The Parties shall have executed and delivered an Earn-Out Agreement in the form attached hereto as Exhibit B (the “Earn-Out Agreement”).

(k)The Members and Majority Shareholders shall have executed and delivered a Investor Rights and Management Agreement  in the form attached hereto as Exhibit C (the “Management Agreement”).

(l)The Members and stockholders of FMHS shall have executed and delivered a Voting Agreement in the form attached hereto as Exhibit D (the “Voting Agreement”).

5.2.Thrown and Member Conditions Precedent.  The obligations of FMHS to enter into and complete the Closing is subject, at the option of FMHS, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by FMHS in writing.

(a)Representations and Covenants.  The representations and warranties of the Members and Thrown contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.  The Members and Thrown shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Members and Thrown on or prior to the Closing Date.

(b)Litigation.  No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of FMHS, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of Thrown.

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(c)Consents.  All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Members and/or Thrown for the authorization, execution and delivery of this Agreement and the consummation by them of the Transactions, shall have been obtained and made by the Members and/or Thrown, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have an Thrown Material Adverse Effect.

(d)Satisfactory Completion of Due Diligence.  FMHS shall have completed its legal, accounting and business due diligence of Thrown and the Members and the results thereof shall be satisfactory to FMHS in its sole and absolute discretion

(e)Executive Employment Agreements.  FMHS and each of the officers of Thrown, Faheem Najm (CEO), Jason Tucker (President) and Melissa Tucker (COO) shall have entered into executive employment agreements having a three (3) year term, in the forms attached hereto as Exhibit E (the “Form of Employment Agreement”), which shall provide for, among other things, the provision by the officers of Thrown of marketing support and promotion consistent with the Thrown Brand License Agreement, participation in the development of brand and promotion, product design, and product development, promotional assistance to publicize the brand and products, and non-compete provisions (during the period in which such managers are either officers of Thrown).

(f)Membership Units Ownership.  The Members shall have delivered to FMHS evidence of the registration of FMHS as the new owner of the Membership Units in the appropriate records/register of Thrown.

ARTICLE VI

Covenants

6.1.Earn-Out Agreement.  The Parties hereto agree that the Earn-Out Agreement is a material part of this Agreement, and its terms are incorporated herein by reference.

6.2.Expense Reimbursement.  FMHS agrees to reimburse Thrown for organizational and operating expenses of up to one hundred thousand dollars (USD$100,000) incurred before the Closing, which FMHS will pay to Thrown or its vendors (as the case may be) within thirty (30) Days of closing.

6.3.License Payments.  At the Closing, FMHS will, on behalf of Thrown, pay Nappy Boy fifty thousand United States dollars (USD$50,000) as an advance against royalties pursuant to the Thrown Brand License Agreement dated April 19, 2024 by and between Nappy Boy and Thrown.

6.4.Shareholder Rights and Management Agreement. The Parties hereto agree that the Shareholder Rights and Management Agreement in the form attached hereto as Exhibit C is a material part of this Agreement, and its terms, including without limitation, those granting the Members (i) certain management and governance rights in Thrown and (ii) Thrown preemptive rights to new issuances of shares of FMHS, are incorporated herein by reference

6.6.Blue Sky Laws. FMHS shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of the FMHS Stock in connection with this Agreement.

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Share Exchange Agreement

6.7.Public Announcements. FMHS and Thrown will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press releases or other public statements with respect to this Agreement and the Transactions. Neither Party shall issue any such press release or make any such public statement prior to such consultation and without the written consent of the other Party, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchanges.

6.8.Fees and Expenses.  Subject to Section 6.2, all fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses, whether or not this Agreement is consummated.

6.9.Continued Efforts.  Each Party shall use commercially reasonable efforts to (a) take all action necessary to consummate the Transactions, including, for the avoidance of doubt, the amendment of such Party’s organizing or governing documents, and (b) take such steps and do such acts as may be necessary to keep all of its representations and warranties true and correct as of the Closing Date with the same effect as if the same had been made, and this Agreement had been dated, as of the Closing Date.

ARTICLE VII
Survival; Indemnification

7.1.Survival. The representations and warranties, and the covenants that require performance on or prior to the Closing, of the Parties contained in this Agreement or in any certificates or other writing delivered pursuant to this Agreement or in connection herewith (but not covenants that require performance after the Closing Date, which shall survive the Closing indefinitely in accordance with their terms) will survive the Closing for eighteen (18) months thereafter (the “General Survival Date”); provided, however, that: the representations and warranties contained in Section 2.1 (Good Title), Section 2.2 (Power and Authority), Section 2.3 (No Conflicts), Section 2.4 (Litigation), Section 2.5 (No Finder’s Fee) and Section 4.3 (Authorization; Validity), Section 4.4 (Capital Structure), Section 4.5 (No Conflicts; Consents and Approvals), Section 4.6 (Issuance of Securities), Section 4.7 (Compliance with Laws) Section 4.9 (Investment Company), Section 4.12 (Litigation and Taxes), Section 4.23 (Permits), Section 4.26 (Related Party Transactions); Section 4.28 (Brokerage Fees), collectively, shall survive the Closing until sixty (60) days past the expiration of the statute of limitations applicable to matters covered thereby (after giving effect to any waiver or extension thereof granted by the applicable Party or the pendency of any litigation or dispute resolution process) ((the representations and warranties listed to in this sentence are referred to as the “Fundamental Representations”). Subject to any applicable statutes of limitations, all covenants and agreements that require performance after the Closing Date of the Parties contained in this Agreement will survive the Closing indefinitely in accordance with their terms.

7.2Indemnification by Thrown.

(a)Subject to the terms, conditions, and limitations of this Article VII, Thrown shall severally, and not jointly and severally, indemnify, defend, and hold harmless FMHS, its Affiliates and their respective equity owners, partners, directors, managers, officers, employees, representatives, financial advisors, counsel, accountants and other agents, and successor and assigns (collectively, all of the foregoing the “FMHS Indemnified Parties”) against any and all Losses actually incurred or suffered by the FMHS Indemnified Parties to the extent resulting from (a) any failure of any representation or warranty made by Thrown in this Agreement or any

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Share Exchange Agreement

certificate delivered pursuant to this Agreement to be true and correct as of the date hereof and as of the Closing; or (b) any material breach of any covenant or agreement made or to be performed by Thrown pursuant to this Agreement;

(b)The FMHS Indemnified Parties shall have no right to recover any amounts pursuant to Section 7.2.1 unless on or before the General Survival Date, the FMHS notifies Thrown of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the FMHS. Any indemnification claim by a FMHS Indemnified Party pursuant to Section 7.2.1(b) shall be required to be made by delivering notice to Thrown no later than the expiration of the applicable statute of limitations.

7.3        Indemnification by FMHS.

(a)Subject to the terms and conditions of this Article VII, the FMHS will indemnify, defend, and hold harmless the Thrown, its Affiliates and their respective officers, directors, managers, stockholders, members, partners, representatives, financial advisors, counsel, accountants and other agents (collectively, the “Thrown Indemnified Parties”) against any and all Losses actually incurred or suffered by the Thrown Indemnified Parties to the extent resulting from: (a) any failure of any representation or warranty made by the FMHS in this Agreement or any certificate delivered pursuant to this Agreement to be true and correct as of the date hereof and as of the Closing; and (b) any breach of any covenant or agreement made or to be performed by the FMHS pursuant to this Agreement.

(b)The Thrown Indemnified Parties shall have no right to recover any amounts pursuant to Section 7.3 unless on or before the General Survival Date, Thrown notifies the FMHS in writing of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the expiration of the applicable statute of limitation.

7.4Indemnification Procedures.

(a)If any Person who or which is entitled to seek indemnification under Section 7.2 or 10.3 (an “Indemnified Party”) receives notice of the assertion or commencement of any Third-Party Claim against such Indemnified Party with respect to which the Person against whom or which such indemnification is being sought (an “Indemnifying Party”) is obligated to provide indemnification under this Agreement, the Indemnified Party will give such Indemnifying Party reasonably prompt written notice thereof; provided, however, that if the Indemnified Party receives a complaint, petition, or any other pleading in connection with a Third-party Claim which requires the filing of an answer or other responsive pleading, the Indemnified Party shall furnish the Indemnifying Party with a copy of such pleading at least ten (10) days prior to the date a responsive pleading thereto is required to be filed (or promptly upon receipt by the Indemnified Party, if the Indemnified Party receives such complaint, petition or other pleading within such ten day period). Such notice by the Indemnified Party will describe the Third-Party Claim in reasonable detail, will include copies of all available material written evidence thereof, and will indicate the estimated amount, if reasonably practicable, of the Losses that have been or may be sustained by the Indemnified Party. The Indemnifying Party will have the right to participate in the defense of such Third-Party Claim at the Indemnifying Party’s expense, or at its option (subject to the limitations set forth in this Section 7.4.1) to assume the defense of thereof by appointing a recognized and reputable counsel reasonably acceptable to the

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Indemnified Party to be the lead counsel in connection with such defense; provided that:

(b)The Indemnifying Party must give the Indemnified Party written notice of its election to assume control of the defense of the Third-Party Claim within ten (10) days of the Indemnifying Party’s receipt of notice of the Third-Party Claim. However, if the Indemnifying Party disputes any liability in connection with such matter, the Indemnifying Party may give the Indemnified Party written notice of its disclaimer of liability within ten (10) days of the Indemnifying Party’s receipt of notice of the Third-Party Claim.

(c)The Indemnified Party shall be entitled to participate in the defense of the Third-party Claim and to employ a recognized and reputable counsel of its choice for such purpose; provided that the fees and expenses of such separate counsel shall be borne by the Indemnified Party, except that the Indemnifying Party shall pay (i) any reasonable fees and expenses of such separate counsel that are incurred prior to the date the Indemnifying Party effectively assumes control of such defense and (ii) the fees and expenses of such separate counsel if the Indemnified Party has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party.

(d)The Indemnifying Party shall not be entitled to assume control of the defense of the Third-party Claim (unless otherwise agreed to in writing by the Indemnified Party) and shall pay, except where the Indemnifying Party disclaims liability, the reasonable fees and expenses of counsel retained by the Indemnified Party if (i) the Indemnifying Party does not unconditionally acknowledge in writing its obligation to indemnify and hold the Indemnified Party harmless with respect to the Third-party Claim, (ii) the Indemnified Party reasonably believes that the Third-party Claim could materially adversely affect the Business, (iii) the Third-party Claim relates to or arises in connection with any criminal or quasi-criminal proceeding, action, indictment, allegation or investigation, (iv) the Third-party Claim seeks injunctive or other equitable relief applicable to the Indemnified Party, or (v) the Indemnifying Party fails to take reasonable steps necessary to defend diligently the Third-party Claim within ten (10) days after receiving written notice from the Indemnified Party that the Indemnified Party reasonably believes (upon having received written advice with supporting documentation from a recognized and reputable counsel) that the Indemnifying Party has failed to take such steps.

(e)If the Indemnifying Party has assumed the control and defense of a Third-party Claim, without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any Third-party Claim that would lead to loss, liability, or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder, or which provides for injunctive or other non-monetary relief applicable to the Indemnified Party, or does not include an unconditional release of all Indemnified Parties.

(f)Any claim by an Indemnified Party on account of Losses that does not result from a Third-Party Claim (a “Direct Claim”) will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) Business Days after the Indemnified Party becomes aware of such Direct Claim. Such notice by the Indemnified Party will describe the Direct Claim in reasonable detail, will include copies of all available material written evidence thereof, and will indicate the estimated amount, if reasonably practicable, of Losses that has been or may be sustained by the Indemnified Party. The

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Share Exchange Agreement

Indemnifying Party will have a period of twenty (20) Business Days within which to respond in writing to such Direct Claim. If the Indemnifying Party does not so respond within such twenty (20) Business Day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party at the Indemnifying Party’s expense pursuant to the terms and subject to the provisions of this Agreement.

(g)A failure to give timely notice or to include any specified information in any notice as provided in Section 7.4.1 or 10.4.2 will not affect the rights or obligations of any Party, except and only to the extent that, as a result of such failure, any Party that was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise prejudiced as a result of such failure.

(h)No Party shall be obligated to provide indemnification hereunder if it timely objects to such obligation unless and until a court of competent jurisdiction has determined that the Party from which indemnification is sought is liable or responsible for such Losses in a final, non-appealable judgment, unless otherwise settled by written agreement of the Parties. If the party seeking indemnification prevails in such matter, it shall be entitled to collect from the other Party the reasonable attorneys’ fees and expenses it incurred in connection with this Section 7.4.4.

7.4 Miscellaneous Indemnification Provisions.

(a)Indemnification Basket. FMHS Indemnified Parties shall not be entitled to recover Losses from Seller under Section 7.1.1 unless and until the aggregate amount of all such Losses for which the Buyer Indemnified Parties are entitled to indemnification exceeds USD$50,000 (the “Basket Amount”), at which point the Buyer Indemnified Parties shall be entitled to indemnification from and against the first dollar of all such Losses, including the Basket Amount. The Basket Amount shall not apply to any Losses arising from or as a result of any action or inaction that constitutes actual fraud or willful misconduct.

(b)Indemnification Threshold. Thrown shall have no indemnification obligations in respect of any Losses under Section 7.1.1 until such time as the total amount of all Losses incurred by any FMHS Indemnified Party arising from or related to any individual claim (or series of one or more claims arising from the same or substantially similar facts or circumstances) exceeds USD$5,000 (the “Minimum Threshold”); provided, that the Minimum Threshold shall not be utilized in determining whether the FMHS Indemnified Parties have incurred Losses up to or in excess of the Basket Amount. The Minimum Threshold shall not apply to any Losses arising from or as a result of any action or inaction that constitutes actual fraud or willful misconduct.

(c)Exclusive Remedy. Other than claims for fraud or willful misconduct, the indemnification provisions of this Article VII shall be the sole and exclusive remedy of the Indemnified Persons and their respective Affiliates with respect to claims under, or otherwise relating to the transactions that are the subject of, this Agreement, whether sounding in contract, tort, fraud, or otherwise, and whether asserted against Thrown or any other Person. Notwithstanding the foregoing restrictions, each Party to this Agreement shall be entitled to bring an action for injunctive or other equitable relief to enforce the terms of this Agreement, including specific performance, and no limitation or condition of liability provided in this Article VII shall apply to any claim arising from fraud or criminal misconduct by a Party.

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Share Exchange Agreement

(d)Treatment of Indemnification Payments. The Parties agree that any indemnification payment made pursuant to this Agreement shall be treated as an adjustment to the amount of Financing allocable to Thrown under Section 5.1(a) (including, for the avoidance of doubt, for  purposes) to the extent permitted by applicable Law.

(e)Insurance Proceeds and Other Recoveries. Each Indemnified Party shall use commercially reasonable efforts to seek recovery under any insurance policies such Indemnified Party maintains and reasonably determines would cover any Loss to the same extent such Indemnified Party would if such Loss were not subject to indemnification hereunder; provided, that, for purposes of clarity, no party shall have any obligation to initiate or pursue any lawsuit, arbitration or similar action against the applicable insurer. The amount of Losses recoverable by an Indemnified Party pursuant to this Article VII with respect to an indemnity claim shall be reduced by the amount of insurance proceeds or other amounts actually recovered by such Indemnified Party with respect to the Losses to which such indemnity claim relates, net of any expenses related to the receipt of such payment, occasioned by such Losses. The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies to the extent reasonably practicable; provided, however, that in no event shall FMHS be obligated to obtain or maintain any level of insurance coverage.

(f)Materiality. For purposes of calculating the amount of any Losses, any and all references qualified by concepts of “materiality” or “material adverse effect” shall be disregarded.

ARTICLE VIII
Miscellaneous

8.1.Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the addresses set forth on the signature page hereof (or at such other address for a Party as shall be specified by like notice).

8.2.Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by FMHS, Thrown and the Members.

8.3.Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Members, FMHS and Thrown will be entitled to specific performance under this Agreement.  The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

8.4.Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

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8.5.Counterparts; Facsimile Execution.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.  Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

8.6.Entire Agreement; Third Party Beneficiaries.  This Agreement, together with the Rescission Agreement (a) constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions, and (b) are not intended to confer upon any person other than the Parties any rights or remedies.

8.7.Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the laws of Delaware are mandatorily applicable to the Transactions.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Share Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

FARMHOUSE, INC. ____________________________ By: Evan Horowitz Title: CEO	THROWN, LLC ____________________________ By: Faheem Rashad Najm (p/k/a T-Pain) Title: CEO

The Members:

NAPPY BOY DRANKS, LLC

By:_____________________

Name: Faheem Rashad Najm (p/k/a T-Pain)

Title: Member

GSB HOLDINGS, LLC

By:_____________________

Name: Jason Tucker

Title: Manager

[Signature Page to Share Exchange Agreement]

ANNEX A

Definitions

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Entity” means any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

“FMHS Bylaws” means the Bylaws of FMHS, as amended to the date of this Agreement.

“FMHS Charter” means the Articles of Incorporation of FMHS, as amended to the date of this Agreement.

“Law” means any statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, or decree.

“Legend” means, collectively, i) the restrictive legend set forth in Section 2.11 and ii) any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

“Lien” means any lien, security interest, pledge, equity and claim of any kind, voting trust, stockholder agreement and other encumbrance.

“Loss” means any loss (including any diminution in value), liability, action, cause of action, cost, damage or expense, Tax, penalty, fine, in each case whether or not arising out of Third-Party Claims including interest, penalties, attorneys’, consultants’ and experts’ fees and expenses (including such attorneys’, consultants’ and experts’ fees and expenses incurred in connection with the enforcement of a party’s rights under this Agreement) and all amounts paid in investigation, defense or settlement of any of the foregoing; provided that Losses shall not include consequential or punitive damages, except to the extent paid by the applicable FMHS Indemnified Party to a third-party.

“Material Adverse Effect” means, with respect to a Party, any event, occurrence, fact, condition or change (each, an “Effect”) that is materially adverse to (a) the business, results of operations, financial condition or assets of that Party, taken as a whole, or (b) the ability of Party to consummate the transactions contemplated hereby on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Party operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; or (v) epidemics, natural or man-made disasters or acts of God.

“Permit” means any license, permit, approval, waiver, order, authorization, right or privilege of any nature whatsoever, granted, issued, approved or allowed by any Governmental Authority.

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“Person” means an individual, a corporation, a partnership, a limited liability Companies, an association, a trust, a joint stock Companies, a joint venture, an unincorporated organization, any Governmental Entity, or other entity or organization.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Third Party Claim” means any claim, demand, action, suit, or proceeding made or brought by any Person who or that is not a party to this Agreement.

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EXHIBIT A

STOCK MEMEBERSHIP TRANSFER DOCUMENTS

30

EXHIBIT B

EARN-OUT AGREEMENT

31

EXHIBIT C

INVESTOR RIGHTS AND MANAGEMENT AGREEMENT

32

EXHIBIT D

VOTING AGREEMENT

33

EXHIBIT E

FORM OF EMPLOYMENT AGREEMENT

34